UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.         )

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ENGlobal Corporation
(Name of the Registrant as specified in its Charter)

_______________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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654 N. Sam Houston Parkway E., Suite 400
Houston, Texas 77060-5914

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

April 30, 2012
Dear Shareholder:

I am pleased to invite you to the Annual Meeting of Shareholders of ENGlobal Corporation (“ENGlobal”). The meeting will be held at The Coronado Club, 919 Milam Street, Suite 500, Houston, Texas 77002 on Thursday, June 14, 2012 at 10:00 a.m., local time.

At the meeting, you and the other shareholders will be asked to vote on the following:

•	the election of five directors to the Board of Directors of ENGlobal;
•	the approval of an amendment to the ENGlobal 2009 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 480,000 shares to 980,000 shares;
•	the ratification of the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2012; and
•	any other business which properly comes before the meeting or at any adjournment or postponement thereof.

As we did last year, we are furnishing proxy materials to our shareholders over the Internet. You may read, print and download our proxy statement and annual report at http://www.proxyvote.com. On or about May 4, 2012, we will mail our shareholders a notice containing instructions on how to access our proxy materials and vote online. The notice also provides instructions on how you can request proxy materials be sent to you by mail or email and how you can enroll to receive proxy materials by mail or email for future meetings.

Only shareholders of record at the close of business on April 16, 2012 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Each share entitles the holder to one vote. You can vote over the Internet at http://www.proxyvote.com or by casting a ballot at the meeting. You may also vote by telephone by following the instructions found on the Internet site. If you request to receive proxy materials by mail or email, you may vote by any of the above methods or by mailing a proxy card. For specific voting information, see “General Information” beginning on page 1 of the enclosed proxy statement. Please submit a proxy or voting instructions in advance of the meeting even if you plan to attend the meeting.  Submitting a proxy or voting instructions will not prevent you from attending the meeting in person, if you so desire, but will help ENGlobal ensure a quorum and reduce the expense of additional proxy solicitation.

Attendance is limited to shareholders of ENGlobal, their proxy holders and our guests. Shareholders holding stock in brokerage accounts must bring a brokerage statement or other evidence of share ownership as of April 16, 2012 in order to be admitted to the meeting.

Sincerely,

William A. Coskey, P.E. Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Time and Date	10:00 a.m., local time, on Thursday, June 14, 2012
Place	The Coronado Club 919 Milam Street, Suite 500 Houston, Texas 77002
Items of Business	(1) To elect five directors to the Board of Directors of ENGlobal;
(2) To approve an amendment to the ENGlobal 2009 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 480,000 shares to 980,000 shares;
(3) To ratify the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2012; and
(4) To consider such other business as may properly come before the meeting.
Except with respect to the procedural matters incident to the conduct of the Annual Meeting, we are not aware of any other business to be brought before the Annual Meeting.
Adjournments and Postponements	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
Record Date	You are entitled to notice of, and to vote at, the Annual Meeting only if you were an ENGlobal shareholder as of the close of business on April 16, 2012.
Meeting Admission
You are entitled to attend the Annual Meeting only if you were an ENGlobal shareholder as of the close of business on April 16, 2012 or hold a valid proxy for the Annual Meeting.  You should be prepared to present photo identification for admittance.  If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to April 16, 2012, a copy of the voting instruction card provided by your bank or brokerage firm, or other similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting.

The Annual Meeting will begin promptly at 10:00 a.m., local time.  Check-in will begin at 9:00 a.m., local time, and you should allow ample time for the check-in procedures.

Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote as soon as possible. This will not only ensure the presence of a quorum at the Annual Meeting but also that your shares are voted in accordance with your wishes. You will be able to vote either via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting. For detailed information regarding voting, please refer to the section entitled “Questions and Answers – How do I vote?” on page 2 of this Proxy Statement and the instructions on the proxy or voting instruction card.

By Order of the Board of Directors,

Natalie S. Hairston Chief Governance Officer and Corporate Secretary

2012 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

TABLE OF CONTENTS

Page
GENERAL INFORMATION	1
CORPORATE GOVERNANCE	4
Our Governance Practices	4
The Board of Directors	5
Committees of the Board of Directors	7
Director Nominations	8
Communications with the Board	10
PROPOSAL ONE: ELECTION OF DIRECTORS	10
Nominees	10
Vote Required	13
Recommendation of the Board	14
PROPOSAL TWO: APPROVAL OF THE AMENDMENT TO THE ENGLOBAL CORPORATION 2009 INCENTIVE PLAN	14
Background	14
Summary Description of the Plan	15
Federal Income Tax Treatment of Awards Under the Plan	17
Anticipated Grants	18
Equity Compensation Plan Information	18
Vote Required	19
Recommendation of the Board	19
PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF ENGLOBAL FOR FISCAL YEAR 2012	19
Vote Required	19
Recommendation of the Board	20
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
Directors and Executive Officers	20
Principal Shareholders	21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
EXECUTIVE OFFICERS	22
EXECUTIVE COMPENSATION	24
Compensation Discussion and Analysis	24
Compensation Committee Report	31
Executive Compensation Tables	32
DIRECTOR COMPENSATION	36
AUDIT MATTERS	37
Report of the Audit Committee	37
Principal Auditor Fees	38
OTHER MATTERS	39
SHAREHOLDER PROPOSALS FOR 2013	39
ANNUAL REPORT TO SHAREHOLDERS	40
APPROVAL OF THE BOARD OF DIRECTORS	40
APPENDIX A: AMENDMENT TO ENGLOBAL 2009 EQUITY INCENTIVE PLAN	A-1

You may receive a copy of our Annual Report on Form 10-K and other information at no charge upon request directed to:
Natalie S. Hairston
Chief Governance Officer and Corporate Secretary
654 N. Sam Houston Parkway E., Suite 400
Houston, Texas 77060-5914
Phone 281-878-1000

GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ENGlobal Corporation (“ENGlobal”) for the 2012 Annual Meeting of Shareholders (the “Meeting”) and for any adjournment or postponement of the Meeting. In this Proxy Statement, we refer to ENGlobal as the “Company,” “we,” “our” or “us.”

We are making these proxy materials available to you on the Internet. On or about May 4, 2012, we will mail a notice to our shareholders containing instructions on how to access the proxy materials at http://www.proxyvote.com and vote online. In addition, shareholders may request proxy materials to be sent to them by mail or email.

Who is soliciting my proxy?

We are making these proxy materials available to you in connection with our solicitation of proxies for use at the Meeting.  Specified directors, officers, and employees of ENGlobal may also solicit proxies on our behalf by mail, phone, fax, or in person.

Who is paying for this solicitation?

ENGlobal will pay for the solicitation of proxies, including the cost of preparing and assembling these proxy materials, making these proxy materials available on the Internet, mailing notices to our shareholders, and mailing these proxy materials to our shareholders on request.  We have retained and paid a fee to Broadridge Financial Solutions, Inc. to assist us in making our proxy materials available on the Internet and tabulating our proxies, but we pay no separate compensation solely for the solicitation of proxies.

What is the purpose of the Meeting?

At the Meeting, shareholders will be asked to (1) elect directors, (2) approve an amendment to the ENGlobal 2009 Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock reserved for issuance thereunder from 480,000 shares to 980,000 shares, and (3) ratify the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2012.

Who is entitled to vote at the Meeting?

Only shareholders of record at the close of business on April 16, 2012, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting. If you were a shareholder of record on that date, you are entitled to vote all of the shares you held on that date at the Meeting, or any postponements or adjournments of the Meeting.

If your shares are registered directly in your name, you are the holder of record of these shares and we will send the notice and online access and voting instructions directly to you.  If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in “street name,” and your broker, bank or other holder of record will send voting instructions to you.

How many votes do I have?

You have one vote at the Meeting, or any postponements or adjournments of the Meeting, for each share of our common stock you owned as of the record date.  Shareholders do not have cumulative voting rights.

How do I vote?

You may submit a proxy or voting instructions over the Internet at http://www.proxyvote.com by following the instructions provided in the notice mailed to you or by voting in person at the Meeting. You may also submit a proxy or voting instructions by telephone by following the instructions found on the Internet site. If you request proxy materials by mail or email, you may submit a proxy or voting instructions by any of the above methods or by completing and mailing a proxy card.

If you hold your shares in street name, you have the right to direct your broker, bank or other holder of record how to vote by following the instructions sent to you by the holder of record. If you desire to vote in person at the Meeting, as a holder in street name, you must provide a legal proxy from your bank, broker or other holder of record.

May I revoke my proxy or change my voting instructions?

Yes, you may revoke your proxy or change your voting instructions by (a) voting in person at the Meeting, (b) casting a vote over the Internet or by telephone at a later date or (c) sending a written notice of revocation to our Corporate Secretary by mail to ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060-5914 or by facsimile at (281) 878-1011; provided, that, with regard to (b) and (c), the Company receives such change prior to the Meeting. If you request proxy materials by mail or email, you may also change your proxy by mailing a proxy card with a later date, provided that the Company receives the later dated proxy card prior to the Meeting. If you submit a new proxy, only your later dated proxy (whether cast by Internet, telephone, mail or in person) will be counted.

What are the Board’s recommendations?

The Board’s recommendations are set forth together with the description of each item in this Proxy Statement. The Board recommends a vote FOR the election of five directors to our Board to serve until the next annual meeting of shareholders; FOR the approval of an amendment to the Plan to increase the number of shares of common stock reserved for issuance thereunder from 480,000 shares to 980,000 shares; and FOR the ratification of the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2012.

If any other matter properly comes before the Meeting, with regard to any proxies submitted by shareholders, Edward L. Pagano and John R. Beall, the persons appointed on the proxy card, will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

How many votes must be present to hold the Meeting?

We will have a quorum, and will be able to conduct the business of the Meeting, if the holders of a majority of shares of our common stock outstanding and entitled to vote are represented in person or by proxy at the Meeting. As of the record date, 26,813,332 shares of our common stock, representing the same number of votes, were outstanding. Thus, the presence in person or by proxy of the record holders of at least 13,406,667 shares of our common stock will be required to establish a quorum. Shareholders of record who are present at the Meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Meeting, will be included in the number of shareholders present at the Meeting for purposes of determining whether a quorum is present.

What vote is required to approve each item?

The election of directors is decided by a plurality of the votes cast.  For this purpose, “plurality” means that the individuals receiving the largest number of affirmative votes, whether or not they receive a majority of the votes, are elected as directors, up to the maximum number of directors to be chosen at the election.  A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with regard to the director or director indicated, although it will be counted for purposes of determining whether there is a quorum.

With regard to each other item voted on at the Meeting, including the increase in authorized shares under the Plan and the ratification of the appointment of Hein & Associates LLP as our independent auditors for the fiscal year 2012, the affirmative vote of the holders of a majority of the votes cast in person or by proxy and entitled to vote on the item will be required for approval.  A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, an abstention will have the effect of a negative vote.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. The election of directors and the amendment to the Plan would not be considered to be routine matters.  Thus, if shareholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.  Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

What if I do not mark a voting choice for some of the matters listed on my proxy card?

If you request proxy materials by mail or email and send a proxy card without specifying a vote or an abstention, your shares will be voted “FOR”: (1) the director nominees listed on the proxy card and in this Proxy Statement, (2) the approval of an amendment to the Plan to increase the number of shares of common stock reserved for issuance thereunder from 480,000 shares to 980,000 shares, and (3) the ratification of the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2012.

Could other matters be decided at the Meeting?

We do not know of any matters that will be considered at the Meeting other than the items set forth in this Proxy Statement. If other matters are properly raised at the Meeting, your proxy authorizes the Proxy Holders to vote as they think best, unless authority to do so is withheld by you in your proxy.

What happens if the Meeting is postponed or adjourned?

Pursuant to Nevada law, the Meeting may be adjourned by the chairman of the Meeting to reconvene at the same or some other place. If the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjournment shall be given to each shareholder of record entitled to vote at the Meeting.  If the adjournment is for less than 60 days, no additional notice will be delivered.

Who will count the votes?

We will appoint an inspector of the election who will count the votes at the Meeting.

What does it mean if I receive more than one proxy card?

Your shares are probably registered in more than one account.  You should vote each proxy card you receive.  We encourage you to consolidate all your accounts by registering them in the same name, social security number and address.  This can be accomplished by contacting your stock broker.

How do I get copies of the exhibits filed with ENGlobal’s Form 10-K?

We are furnishing our annual report to our shareholders over the Internet.  You may read, print and download our annual report at http://www.proxyvote.com.  You may request the annual report be sent to you by mail or email by following the instructions on the Notice of Internet Availability to be mailed to you on or about May 7, 2012.  ENGlobal will provide to any shareholder as of the record date, who so specifically requests in writing, copies of the exhibits filed with ENGlobal’s Annual Report on Form 10-K for a reasonable fee. Requests for such copies should be directed to Corporate Secretary, ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060-5914. The Annual Report on Form 10-K may also be read, downloaded and printed at www.englobal.com. In addition, copies of all exhibits filed electronically by ENGlobal may be reviewed and printed from the website of the Securities & Exchange Commission (the “SEC”) at: www.sec.gov.

Where can I find the voting results of the Meeting?

The preliminary voting results will be announced at the Meeting.  The final results will be published in a current report on Form 8-K to be filed promptly after the Meeting.

Who can help answer my questions?

If you have any questions or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact Natalie S.  Hairston, Corporate Vice President – Investor Relations, Chief Governance Officer and Corporate Secretary at 654 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060-5914, phone 281-878-1000.

CORPORATE GOVERNANCE

The following section summarizes information about our corporate governance policies, our Board and its committees and the director nomination process.

Our Governance Practices

Corporate Governance Guidelines

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our shareholders. During the past year, we continued to review our corporate governance policies and practices, the corporate governance rules and regulations of the SEC, and the rules of the NASDAQ Stock Market (“NASDAQ”).

In 2011, we reviewed and revised as necessary our Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee Charters, Code of Business Conduct and Ethics, Code

of Ethics for our Chief Executive Officer and certain senior financial officers, and other policies and procedures required by applicable law or stock exchange listing standards. You can access and print these documents from the “Investor Relations” section of our website at www.englobal.com or you can request copies at no cost by writing us at ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, TX 77060-5914, Attention: Investor Relations.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees in accordance with NASDAQ rules. The purpose and role of this code is to focus our officers, directors, and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and help enhance and formalize our culture of integrity, honesty and accountability. We have posted this Code of Business Conduct and Ethics on the “Investor Relations” section of our website at www.englobal.com.

The Company also has a Code of Ethics applicable to the Chief Executive Officer and certain senior financial officers of the Company that complies with Item 406 of Regulation S-K of the Exchange Act and with applicable NASDAQ rules.  We have posted this Code of Ethics on the “Investor Relations” section of our website at www.englobal.com.

The Board of Directors

Board Size; Meetings of the Board

Our Board currently has five members.  During 2011, the Board met eight times and each director attended at least 75% of the meetings.  For information regarding meetings of the committees of our Board, see “Committees of the Board of Directors—Committee Composition and Meetings” below.

Executive Sessions; Lead Director

In 2011, the Company held ten executive sessions of its non-employee directors, Messrs. Gent, Hale and Roussel.  Any non-employee director can request that an executive session be scheduled.  Mr. Gent has served as the Company’s lead independent director since 2002, and was re-elected by the Board to this role in 2012.

Separation of the Roles of Chairman of the Board and Chief Executive Officer

The Company is committed to strong, independent board leadership and governance, including the decision to separate the roles of Chairman of the Board and Chief Executive Officer, and believes the two offices have different responsibilities.  Generally, a non-Chief Executive Officer Chairman enables non-executive directors to raise issues and concerns for Board consideration without immediately involving management, while the Chief Executive Officer is responsible for leading long-term strategic planning objectives and day-to-day performance.

Since 2010, the roles of Chairman of the Board and Chief Executive Officer have been held by separate persons.  William A. Coskey, P.E. has served as Chairman of the Board since June 2005. Edward L. Pagano has been our President and Chief Executive Officer since May 2010.

We do not have a written policy with respect to separation of the roles of Chairman of the Board and Chief Executive Officer.  However, the Board believes that the existing leadership structure, with the separation of these roles, provides several important advantages, including:

•	drawing on the leadership skills and business experience of two different individuals;
•	enhancing the accountability of the Chief Executive Officer to the Board;
•	strengthening the Board’s independence from management;
•	assisting the Board in reaching consensus on particular strategies and policies; and
•	facilitating robust director, board, and executive officer evaluation processes.

Board Role in Risk Oversight

The Board is responsible for oversight of us and our business, including risk management. Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material strategic, operational, financial, compensation and compliance risks with our senior management. The Audit Committee of the Board has oversight responsibility for financial risk (such as accounting, finance, internal controls and tax strategy), and also oversees compliance with applicable laws and regulations. The Compensation Committee of the Board oversees compliance with our compensation plans, and the Nominating & Corporate Governance Committee of the Board oversees compliance with our corporate governance principles. Each of the committees report to the Board regarding the areas of risk they oversee.

Director Independence

The Board has determined that no non-employee director has a relationship which, in the opinion of the Board, would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director, and that all directors, except Messrs. Coskey and Pagano, meet the criteria for independence under NASDAQ rules. The Board has also determined that the members of each of its committees, including the Audit Committee, meet the criteria for membership applicable to each committee under the NASDAQ listing standards and applicable SEC rules and regulations.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of shareholders, we encourage directors to attend.  All of our directors attended the 2011 annual meeting and we expect all directors standing for reelection, except Mr. Hale, will attend the Meeting.

Board Evaluation Process

The Nominating & Corporate Governance Committee conducts an annual evaluation to determine whether the Board, its committees and its members are functioning effectively. The evaluation focuses on the Board’s (and each Board committee’s and member’s) contribution as a whole to us and on areas that the Board, any Board committee, any individual director and/or management believe can be improved.

Director Elections

Directors will be elected by a favorable vote of a plurality of the shares of common stock present, in person or by proxy, at the Meeting and entitled to vote.

Committees of the Board of Directors

Committee Composition and Meetings

Each of our directors attended at least 75% of the total meetings held by all Board committees on which they served in 2011.

Committee	Members	Number of Meetings in 2011

Audit Committee	Randall B. Hale (Chairperson) David W. Gent David C. Roussel	7
Compensation Committee	David C. Roussel (Chairperson) David W. Gent Randall B. Hale	6
Nominating & Corporate Governance Committee	David W. Gent (Chairperson) Randall B. Hale David C. Roussel	5

Summary of Committee Responsibilities

All of our committee charters are available under the “Investor Relations” section of our website at www.englobal.com.

Audit Committee

The duties and responsibilities of the Audit Committee are to oversee:

•	the quality and integrity of our financial statements;
•	our compliance with legal and regulatory requirements; and
•	our independent auditors’ qualifications, independence and performance.

In addition, the Audit Committee annually reviews our disclosures regarding deficiencies, if any, in the design or operation of our internal controls.

The Board has determined that Mr. Hale is qualified as an audit committee financial expert under the SEC’s rules and regulations. In addition, the Board has determined that each member of the Audit Committee has the requisite accounting and related financial management expertise under NASDAQ rules.

Nominating & Corporate Governance Committee

The duties and responsibilities of the Nominating & Corporate Governance Committee are to:

•
assist the Board by identifying individuals qualified to become Board members and recommend to the Board director nominees for election at the annual meetings of shareholders or for appointments to fill vacancies;

•	recommend to the Board director nominees for each Board committee and advise the Board on the appropriate composition of the Board and its committees;
•	make an annual report to the Board on succession planning;

•	advise the Board about and recommend to the Board appropriate corporate governance practices and assist the Board in implementing those practices; and
•	implement the annual performance review process for the Board and its committees.

In addition, the Nominating & Corporate Governance Committee reviews all relationships each director has with us in connection with the nomination process and reports the results of its review to the Board with appropriate recommendations, if any, for approval.

Compensation Committee

The duties and responsibilities of the Compensation Committee are to:

•	review, evaluate and approve our agreements, plans, policies and programs to compensate our officers and directors;
•	oversee our plans, policies and programs to compensate our employees;
•
review the Compensation Discussion and Analysis and, based on that review and discussion, determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in our annual report or Proxy Statement for the Meeting;

•	produce a report for inclusion in our Proxy Statement for the Meeting;
•	evaluate the performance of our Chief Executive Officer and other executives;
•
set the compensation for our Chief Executive Officer and such other executives as the Compensation Committee deems appropriate and otherwise discharge the Board’s responsibilities relating to compensation of our officers and directors; and

•	encourage stock ownership by directors and executives, including through the use of equity compensation programs.

For information regarding the Compensation Committee’s role in setting compensation, see “Executive Compensation—Compensation Discussion and Analysis” and “Director Compensation.”  For information regarding the role of our executive officers in setting compensation, see “Executive Compensation—Compensation Discussion and Analysis.”  The Compensation Committee may in the future engage compensation consultants familiar with our industry to advise the Compensation Committee regarding certain compensation issues. The assignments of the consultants would be determined by the Compensation Committee, although management may have input into these assignments.

Compensation Committee Interlocks and Insider Participation

During 2011, all members of the Compensation Committee were independent directors and no member is or was our employee. During 2011, none of our executives served on a compensation committee (or equivalent) or a board of directors of another entity that had an executive serving on our Compensation Committee or Board.

Director Nominations

Consideration of Director Nominees

Shareholder Nominees

The Nominating & Corporate Governance Committee will carefully consider all qualified director candidates, whether such candidates are recommended by a shareholder or otherwise.  Any shareholder wishing to recommend a director candidate for the 2013 Annual Meeting of Shareholders should submit his nomination before January 4, 2013 to ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, TX 77060-5914, Attention: Corporate Secretary.  Nominations should include the following information in order to facilitate the Nominating & Corporate Governance Committee’s review and consideration:

•	the name, telephone number and address of the recommending shareholder;
•	the name, age, business address and residence of the director candidate;
•	the principal occupation or employment of the director candidate for the past five years;
•
a description of the director candidate’s qualifications to serve as a director, including financial expertise and why the candidate qualifies or does not qualify as “independent” under the NASDAQ listing standards;

•	the number of shares of the Company’s common stock beneficially owned by the director candidate, if any;
•
a description of any arrangements or understandings between the recommending shareholder and the director candidate, if any, or any other person for whom the recommending shareholder is making the recommendation; and

•	whether or not the recommending shareholder and the director candidate consent to being named in the Company’s Proxy Statement with respect to disclosures regarding the nomination process.

No candidate for election to our Board has been recommended within the preceding year by a beneficial owner of 5% or more of our common stock.

Director Qualifications

The Nominating & Corporate Governance Committee establishes criteria for selecting new members of the Board. The Board as a whole should reflect a range of skills, knowledge and experience in areas of importance to the Company.  Directors must be committed to upholding the highest standards of personal and professional integrity and to representing the interests of all shareholders, not particular shareholder constituencies.  The Nominating & Corporate Governance Committee places no specific restrictions on the number of terms directors may serve or other Boards on which a director may sit, but directors must possess sufficient time and energy to carry out their duties effectively. A majority of directors must be “independent” under the NASDAQ rules, and members of the Company’s audit committee must meet NASDAQ financial literacy and sophistication requirements.  In determining whether a director is independent, the Board will broadly consider all relevant facts and circumstances.

Identifying and Evaluating Nominees for Directors

The Nominating & Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director.  The Nominating & Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise.  If vacancies are anticipated, or otherwise arise, the Nominating & Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating & Corporate Governance Committee through current Board members, shareholders or other persons.  These candidates will be evaluated at regular or special meetings of the Nominating & Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating & Corporate Governance Committee will consider properly submitted shareholder nominations for candidates for the Board based on the same criteria.  Although not part of any formal policy, our goal is a balanced and diverse Board, with members whose skills, backgrounds and experiences are complimentary and, together, cover the spectrum of areas that impact our business.  As part of this evaluation and to further our commitment to diversity, the Nominating & Corporate Governance Committee assesses whether the nominees, as a group, collectively represent a diversity of views, backgrounds, and experiences that will enhance the Board’s and our effectiveness.

Communications with the Board

Shareholders may communicate with the Board, Board committees, non-employee directors as a group, and individual directors by submitting their communications in writing to ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, TX 77060-5914, Attention: Corporate Secretary.  Any communication must contain:

•	a representation that the shareholder is a holder of record of our capital stock;
•	the name and address, as they appear on our books, of the shareholder sending the communication; and
•	the number of shares of our capital stock that are beneficially owned by such shareholder.

ENGlobal’s Corporate Secretary will distribute such communications to the intended recipient upon receipt, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding the communication.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Nominees

The number of directors of the Company has been set at five in connection with the Meeting.  At the Meeting, you and the other shareholders will elect five individuals to serve as directors until the next annual meeting of shareholders, until their successors are duly elected or appointed or until their death, resignation, or removal. Each of the nominees is currently a member of the Board.  The Nominating & Corporate Governance Committee, which consists solely of directors that are independent within the meaning of the rules of the NASDAQ, recommended the nomination of the five directors to the Board.

The individuals named as proxies will vote proxies received for the election of all nominees, unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the Meeting, an event that is not presently anticipated, discretionary authority may be exercised by the persons named as proxies to vote for substitute nominees proposed by the Board.

There are no arrangements or understandings between ENGlobal and any person pursuant to which such person has been elected as director.

The nominees for director, each of whom has consented to serve, if elected, are as follows:

Name of Nominee:	William A. Coskey, P.E.
Position:	Chairman of the Board
Director Since:	1985
Age:	59

Present positions and offices with the Company, principal occupations and other directorships during the past five years:

Mr. Coskey founded ENGlobal in 1985 and has served in various positions, including service as Chairman of the Board since June 2005.  From April 2007 until May 2010, he served as Chief Executive Officer.  Prior to that, he served as Chairman of the Board, Chief Executive Officer and President from 1985 until 2001; Chief Operating Officer from 2001 to 2003; and President from 2001 to June 2005.  Since the departure of one of our executive officers in March 2012, he has also served as our interim Executive Vice President-Automation.  Mr. Coskey, an honors graduate, received a Bachelor of Science in Electrical Engineering from Texas A&M University in 1975 and is a Registered Professional Engineer. Mr. Coskey has served on the Texas A&M University Electrical Engineering Department Advisory Council since 1999, and as Chairman of the Council since 2006.

Qualifications for Consideration:

The Board selected Mr. Coskey to serve as a director because it believes that, as the Founder of ENGlobal, he provides a unique perspective to the Board.  He was responsible for ENGlobal’s initial public offering in 1994, listing on the American Stock Exchange in 1998, and listing on the NASDAQ Stock Market in 2007.  In June 2009, he was awarded the Ernst & Young Entrepreneur Of The Year® in the Energy Services category for the Houston & Gulf Coast Area.  While he stepped down as Chief Executive Officer in May 2010, Mr. Coskey remains an active Chairman of the Board and the Board believes his industry knowledge and business experiences give him invaluable insights into the Company’s challenges, opportunities and operations.

Name of Nominee:	Edward L. Pagano
Position:	President and Chief Executive Officer
Director Since:	2011
Age:	53
Present positions and offices with the Company, principal occupations and other directorships during the past five years:

Mr. Pagano has served as the Company’s President and Chief Executive Officer since May 2010 and as a director since 2011.  He brings over 30 years’ experience in the engineering and consulting businesses. He served in various positions at WorleyParsons Group Inc. and a predecessor, Parsons E&C Corporation, including as President, US Operations from October 2004 to August 2008.  Mr. Pagano joined WorleyParsons in 1998 and held the positions of Chief Financial Officer and Chief Operating Officer before being appointed President-Americas.  Prior to joining WorleyParsons, Mr. Pagano held various senior financial positions with The Shaw Group, Aker Kvaerner, URS, and Lurgi Corporation.  Most recently, from August 2008 to May 2010, he served as President-Americas at GL Noble Denton, a technical assurance and consulting firm to the energy industry.  Mr. Pagano received a B.S. in Accounting from Ramapo College and a M.B.A. in Accounting from Seton Hall University.

Qualifications for Consideration:

The Board selected Mr. Pagano to serve as a director because it believes he possesses valuable operational and financial expertise, including extensive experience in the engineering and construction sector.  In addition, the breadth of his experience within operations and finance gives him a unique perspective, which helps the Board understand both the technical and business challenges facing the Company.  He is equally valuable to Board discussions of the Company’s capital and liquidity needs.  As Chief Executive Officer, Mr. Pagano has been responsible for the management and executive leadership of the Company and day-to-day operating activities, as well as ENGlobal’s strategic direction.

Name of Nominee:	David W. Gent, P.E.
Position:	Lead Independent Director
Director Since:	1994
Age:	59
Present positions and offices with the Company, principal occupations and other directorships during the past five years:

Mr. Gent has served as a director of ENGlobal since June 1994, is Chairman of the Nominating & Corporate Governance Committee and is a member of the Audit and Compensation Committees.  Mr. Gent has served as the Company’s Lead Independent Director since 2002. From 1991 through 2011, Mr. Gent held various positions for Bray International, Inc., an industrial flow control manufacturer located in Houston, Texas.  Since 2005, Mr. Gent has served as Senior Vice President of Bray International and is responsible for overseeing worldwide engineering, information services, and training.  Mr. Gent, an honors graduate, received a Bachelor of Science in Electrical Engineering from Texas A&M University in 1975 and an MBA from Houston Baptist University. He is a Registered Professional Engineer and a senior member of the Instrument Society of America. Mr. Gent serves on the Texas A&M University Electrical Engineering Department Advisory Council, chairs the Bray International, Inc. 401(k) committee and is the Bray representative on various industry councils including the Open DeviceNet Vendors Association and American Water Works Association.  He also holds several patents in the field of industrial flow controls.

Qualifications for Consideration:

The Board selected Mr. Gent to serve as a director because it believes he possesses valuable engineering expertise, including extensive experience managing multinational engineering, research and development, information technology, and manufacturing operations, including domestic and international operations obtained through start-ups and acquisition.  He provides the perspective of a leader who has faced and effectively dealt with economic and governance issues.  In addition, Mr. Gent offers a valuable perspective on global operations and strategy, which informs his judgment as a Board member.

Name of Nominee:	Randall B. Hale
Position:	Independent Director
Director Since:	2001
Age:	49
Present positions and offices with the Company, principal occupations and other directorships during the past five years:

Mr. Hale has served as a director of ENGlobal since December 2001, and is Chairman of the Audit Committee and a member of the Compensation and Nominating & Corporate Governance Committees.  Mr. Hale is the founder of Rock Hill Capital Group, LLC, an investment management firm, and serves as its Managing Director.  Mr. Hale is responsible for managing all aspects of the investment activities of the firm including capital raising, deal sourcing and investment management of portfolio companies.  Prior to founding Rock Hill, he served as an Executive Vice President and a Director of Equus Capital Management Corporation, investment advisor to several private equity funds, from November 1992 to November 2002.  As a principal investment officer for Equus, Mr. Hale negotiated and executed multiple purchase and sale transactions involving public and private companies.  In conjunction with these transactions, he was directly responsible for identifying the investment opportunities, arranging the necessary capital to complete the transactions including senior and subordinated debt and equity, and serving in an oversight capacity until the ultimate divestiture of the investment.  Prior to joining Equus in

November 1992, Mr. Hale served in an audit, consulting and advisory capacity with a public accounting firm in Houston, Texas.  In September 2004, he co-founded ConGlobal Industries, Inc., a provider of intermodal services to the shipping industry, and currently serves as its Executive Chairman. ConGlobal was formed in September 2004 to facilitate the merger of Container-Care International, Inc., an intermodal services company, with Global Intermodal Systems, Inc.  Prior to the merger, Mr. Hale served as the President and Chief Executive Officer of Container-Care from February 2003 to September 2004.   Mr. Hale serves on several private company boards.  He is the past President and Director of the Houston Venture Capital Association and is an active member of the Association for Corporate Growth.  Mr. Hale received a BBA in Business Administration from Texas A&M University in 1985 and is a certified public accountant.

Qualifications for Consideration:

The Board selected Mr. Hale to serve as a director because it believes he possesses valuable financial expertise, including extensive experience with capital markets transactions and investments in both public and private companies.  Mr. Hale’s CPA background assists ENGlobal with financial and accounting issues and is invaluable to our Board’s discussions of the Company’s capital and liquidity needs.  ENGlobal also benefits from Mr. Hale’s entrepreneurial experience and his service as a director and chairman on several private company boards.

Name of Nominee:	David C. Roussel
Position:	Independent Director
Director Since:	2001
Age:	62
Present positions and offices with the Company, principal occupations and other directorships during the past five years:

Mr. Roussel has served as a Director of the Company since December 2001, and is Chairman of the Compensation Committee and a member of the Audit and Nominating & Corporate Governance Committees. Mr. Roussel has worked for Jefferies Energy Investment Banking, a leading mergers and acquisitions advisor in the global oil and gas industry, or its predecessor companies since 2003 and serves as a Senior Vice President responsible for managing acquisition and divestiture projects on behalf of clients.  Jefferies Energy Investment Banking is a division of Jefferies & Company, Inc., a global investment bank and institutional securities firm.  Mr. Roussel received a Bachelor of Science degree in Mechanical Engineering from Iowa State University in 1971 and completed the Harvard Advanced Management Program in 1992.

Qualifications for Consideration:

The Board selected Mr. Roussel to serve as a director because it believes he possesses valuable engineering experience, including a sound background in the energy industry, business operations and business development practices.  Mr. Roussel’s experience in senior and general management roles helps the Board address the challenges the Company faces with respect to development of its growth strategy, mergers and acquisitions, and joint venture formation.  ENGlobal also benefits from Mr. Roussel’s ability to address diverse matters that come before the Board.

Vote Required

Directors are elected by a plurality, and the five nominees who receive the most “FOR” votes will be elected. Abstentions and broker non-votes will not affect the outcome of the election.

Recommendation of the Board

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES TO SERVE AS A DIRECTOR OF ENGLOBAL.

PROPOSAL TWO:
APPROVAL OF THE AMENDMENT TO THE
ENGLOBAL CORPORATION 2009 EQUITY INCENTIVE PLAN

Background

The Plan was approved by the Compensation Committee on March 11, 2009 and by the Company’s shareholders on June 18, 2009.  The number of shares of common stock available for issuance under the Plan as originally approved was 480,000.  The Board chose to limit the initial number of authorized shares under the Plan to 480,000, as that number represented the number of previously authorized but unissued shares under the expired ENGlobal Corporation 1998 Incentive Plan previously approved by shareholders on June 14, 2007.

On April 26, 2012, the Board approved, subject to shareholder approval, an amendment to the Plan to increase the number of shares available for issuance under the Plan by 500,000 from 480,000 to 980,000, in order to enhance the ability of ENGlobal to motivate current employees, to attract employees of outstanding ability and to provide for grants to be made to non-employee directors.  The Board believes this increase is appropriate because it uses equity for the limited purpose of aligning the interests of participants under the Plan with those of the Company’s shareholders.  The Board also believes the limitation is appropriate to reduce shareholder dilution.

As of March 31, 2012, there were 76,588 unvested shares of restricted stock issued under the Plan and 120,467 shares available to issue.  An additional number of shares of restricted stock are expected to be issued on June 14, 2012 as compensation to our non-employee directors for service on the Board for the 2012-2013 term and in June 2012 to Mr. Pagano pursuant to his employment agreement with the Company.  We anticipate that our non-employee directors will each receive restricted shares of the Company’s common stock valued at approximately $80,000 on the date of grant and Mr. Pagano will receive a grant of restricted shares valued at approximately $75,000 pursuant to his employment agreement.  Assuming the fair market value per share of the grants is $2.40 (the closing price of the Company’s common stock on March 30, 2012), approximately 131,249 shares in the aggregate would be issued to the non-employee directors and Mr. Pagano.  As a result, unless the number of shares available for issuance under the Plan is increased, we will not have enough shares of common stock available to make these grants and we will have no additional shares of common stock available to use as incentive to attract, motivate, and retain employees and directors who are critical to the success of the Company.

Therefore, the Company is seeking shareholder approval to increase the number of shares available for issuance under the Plan from 480,000 to 980,000 in order to allow the future issuance of equity to its directors and current and potential employees.  A copy of the amendment is attached to this Proxy Statement as Appendix A.  The Company believes equity awards encourage achievement of superior results by providing participants with an opportunity to acquire a proprietary interest in ENGlobal and additional incentive to work for its continued success.

Summary Description of the Plan

The following summary of the principal terms of the Plan is qualified in its entirety by the full text of the Plan, which has been filed as Appendix A to our Proxy Statement on Schedule 14A filed with the SEC on April 30, 2009 and can be reviewed on the SEC’s website at www.sec.gov.  You may also obtain, free of charge, a copy of the Plan by writing to our Corporate Secretary at 654 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060-5914.

Purpose.  The purpose of the Plan is to attract and retain key employees, directors and consultants by providing them with additional incentives, and to promote the success of the Company’s business.

Administration.  The Board or one or more committees appointed by the Board will administer the Plan.  For this purpose, the Board has delegated general administrative authority for the Plan to the Chief Governance Officer.  A committee may delegate some or all of its authority with respect to the Plan to another committee of directors and may delegate certain limited award grant authority to one or more officers of the Company.  (The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this summary as the “Administrator.”)  The Administrator determines the number of shares that are subject to awards and the terms and conditions of such awards, including the price (if any) to be paid for the shares or the award.  Along with other authority granted to the Administrator under the Plan, the Administrator may (i) determine fair market value, (ii) select recipients of awards, (iii) determine the number of shares subject to awards, (iv) approve forms of award agreements, (v) determine the terms and conditions of awards, (vi) reduce the exercise price of outstanding awards without participant consent, (vii) amend outstanding awards, and (viii) allow participants to satisfy withholding tax obligations through a reduction of shares.

Eligibility.  Persons eligible to receive awards under the Plan include our officers, employees, consultants and members of the Board.  The Administrator determines from time to time the participants to whom awards will be granted.  An award may be granted by the Administrator to any eligible person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Administrator.  The number of shares so awarded shall be determined by the Administrator and may be granted independently or in lieu of a cash bonus.  We currently have approximately 1,900 employees and three non-employee directors.

Authorized Shares; Limits on Awards.  The maximum number of shares of Common Stock that may be issued pursuant to awards under the Plan equals 980,000, all of which may be subject to incentive stock option treatment.  Additionally, the maximum number of shares subject to those options and stock appreciation rights that may be granted during any calendar year to any individual under the Plan is 590,000 shares.

To the extent that the Company settles an award for cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the Plan.  To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, only the shares actually issued shall be counted against the applicable share limits.  Shares that are subject to or underlie awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan will again be available for subsequent awards under the Plan.  Additionally, shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award under the Plan, will be available for subsequent awards under the Plan and are not counted against the applicable share limits.

As is customary in incentive plans of this nature, the number and kind of shares available under the Plan and the then outstanding stock-based awards, as well as exercise or purchase prices, performance targets under certain performance-based awards and share limits, are subject to adjustment in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, dividends, stock splits, a split-up or a spin-off, repurchases or exchange, or other similar events, or extraordinary dividends or distributions of property to the shareholders.

Incentive Awards.  The Plan authorizes stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares and performance units, as well as other awards (described in the Plan) that are responsive to changing developments in management compensation.  The Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances.  Any award may be paid or settled in cash.  An option or SAR will expire, or other award will vest in accordance with the schedule set forth in the applicable award agreement.

Stock Option.  A stock option is the right to purchase shares of Common Stock at a future date at a specified price per share generally equal to, but no less than, the fair market value of a share on the date of grant.  An option may either be an Incentive Stock Option (“ISO”) or a nonstatutory stock option (“NSO”).  ISO benefits are taxed differently from NSOs, as described under “Federal Income Tax Treatment of Awards under the Plan,” below.  ISOs also are subject to more restrictive terms and are limited in amount by the Internal Revenue Code of 1986, as amended (the “Code”), and the Plan.  Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator.

SARs.  A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a common share on the date of exercise of the SAR over the base price of the SAR.  The base price will be established by the Administrator at the time of grant of the SAR but will not be less than the fair market value of a share on the date of grant.  SARs may be granted in connection with other awards or independently.

Restricted Stock.  A restricted stock award is typically for a fixed number of shares of Common Stock subject to restrictions.  The Administrator specifies the price, if any, the participant must pay for such shares and the restrictions (which may include, for example, continued service and/or performance standards) imposed on such shares.

Restricted Stock Units.  A restricted stock unit is similar to a SAR except that it entitles the recipient to receive an amount equal to the fair market value of a share of Common Stock.

Performance-Based Awards.  Performance-based awards designed to satisfy the requirements for deductibility under Section 162(m) of the Code (in addition to other awards expressly authorized under the Plan which may also qualify as performance-based) and may be based on the performance of the Company and/or one or more of our subsidiaries, divisions, segments, or units, or individual goals.  The business criteria from which performance goals will be established are listed in the Plan under the term “Performance Goals.”  Performance goals may be adjusted to reflect certain changes, including reorganizations, liquidations and capitalization and accounting changes, to the extent permitted by Section 162(m).  Performance-based awards may be stock-based (payable either in stock only or in cash or stock) or may be cash-only awards (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above).  Before any performance-based award is paid, the Administrator must certify that the performance goals have been satisfied.  The Administrator has discretion to determine the performance goals and restrictions or other limitations of the individual awards and reserves discretion to reduce payments below maximum award limits.

The Administrator may grant stock unit awards and permit deferred payment of awards, and may determine the form and timing of payment, vesting, and other terms applicable to stock units or deferrals.

Acceleration of Awards; Possible Early Termination of Awards.  Upon a change in control of the Company, outstanding awards under the Plan will be assumed or substituted.  However, if the successor corporation does not assume or substitute the outstanding awards, then vesting of these awards will fully accelerate, and in the case of options or stock appreciation rights, will become immediately exercisable.  For this purpose a change in control is defined to include certain changes in the majority of the Board, the sale of all or substantially all of the Company’s assets, and the consummation of certain mergers or consolidations.

Transfer Restrictions.  Subject to certain exceptions, awards under the Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by him or her.

Termination of or Changes to the Plan.  The Board may amend or terminate the Plan at any time and in any manner; provided, however, that under NASDAQ rules and the Code, shareholder approval generally is required in connection with any material amendment to the Plan.  Unless required by applicable law or listing agency rule, shareholder approval for any amendment will not be required.  Unless previously terminated by the Board, the Plan will terminate on June 18, 2019.  Generally speaking, outstanding awards may be amended, subject, however, to the consent of the holder if the amendment materially and adversely affects the holder.

Federal Income Tax Treatment of Awards under the Plan

Federal income tax consequences (subject to change) relating to awards under the Plan are summarized in the following discussion.  This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

For “NSOs,” the Company is generally entitled to deduct (and the optionee recognizes taxable income in) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.  For ISOs, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise.  The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns:  SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses and performance share awards are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid.  The Company will generally have a corresponding deduction at the time the participant recognizes income.  However, as for those awards subject to ISO treatment, the Company would generally have no corresponding compensation deduction.

If an award is accelerated under the Plan in connection with a change in control (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered).  Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards which are not “performance-based” within the meaning of Section 162(m) of the Code may not be permitted to be deducted by the Company in certain circumstances.

Inapplicability of ERISA.  Based upon current law and published interpretations, ENGlobal does not believe the Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Anticipated Grants

As discussed in greater detail in the “Director Compensation” section of this proxy, the Board anticipates awarding a number of shares of restricted stock to each of its non-employee directors valued at approximately $80,000 for director compensation, which the Compensation Committee considers commiserate with peer company director compensation.  In addition, Mr. Pagano is entitled to receive a number of shares of restricted stock valued at approximately $75,000 pursuant to his employment agreement with the Company.

The following table represents the expected number of restricted shares to be granted in June 2012 to our non-employee directors and to Mr. Pagano, assuming the fair market value of the grant was $2.40 on March 30, 2012:

Name and Position	Aggregate Amount of Award ($)	Number of Shares of Restricted Stock

Edward L. Pagano	75,000	31,250
David W. Gent, P.E.	80,000	33,333
Randall B. Hale	80,000	33,333
David C. Roussel	80,000	33,333
Total		131,249

No other specific grants are determinable at this time.

Equity Compensation Plan Information

The following table sets forth certain information concerning the Company’s equity compensation plans as of December 31, 2011.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plan approved by security holders	770,000	(1)	6.81	--
Equity compensation plan approved by security holders	145,819	(2)	2.90	111,281
Equity compensation plan not approved by security holders	--		--	--
________________________________________
(1)	Includes options issued under our 1998 Incentive Plan, which expired in June 2008.
(2)	Includes unvested restricted stock awards issued under the Plan.

Vote Required

The approval of the amendment to the Plan requires the affirmative vote of the holders of a majority of the shares represented at the Meeting, in person or by proxy, and entitled to vote. For the approval of the amendment to the Plan, you may vote “FOR” or “AGAINST” or abstain from voting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote “AGAINST” this proposal. If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares. As a result, broker non-votes are not expected to have an effect on the approval of this proposal.

Recommendation of the Board

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE ENGLOBAL 2009 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER FROM 480,000 SHARES TO 980,000 SHARES.

PROPOSAL THREE:
THE RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF ENGLOBAL FOR FISCAL YEAR 2012

The Board has appointed Hein & Associates LLP, an independent registered public accounting firm, as the Company’s independent registered public accounting firm to examine the consolidated financial statements of ENGlobal for the fiscal year ended December 31, 2012, and to perform other appropriate audit and advisory services and is requesting ratification of such appointment by the shareholders.  In the event that the shareholders do not ratify the appointment of Hein & Associates LLP, the adverse vote will be considered as a direction to the Board to select another independent registered public accounting firm for the next fiscal year.  However, because of the difficulty and expense of making any substitution of independent registered public accounting firms after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ended December 31, 2012 will be permitted to stand, unless the Board finds other reasons for making a change.  It is understood that even if the selection of Hein & Associates LLP is ratified, the Board, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board feels that such a change would be in the best interests of ENGlobal and its shareholders.

Representatives of Hein & Associates LLP will be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required

The ratification of the appointment of Hein & Associates LLP for the year ending December 31, 2012 requires the affirmative vote of the holders of a majority of the shares represented at the Meeting, in person or by proxy, and entitled to vote.  For the ratification of our independent registered public accountants, you may vote “FOR” or “AGAINST” or abstain from voting.  If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote “AGAINST” this proposal.  If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them how to vote on this proposal, your broker may have authority to vote your shares.  As a result, broker non-votes are not expected to have an effect on the approval of this proposal.

Recommendation of the Board

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF ENGLOBAL FOR FISCAL YEAR 2012.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following table shows the number of shares of our common stock beneficially owned as of March 31, 2012 by each director, the executive officers named in the “Summary Compensation Table” and all directors and executives as a group. None of these shares are pledged as security.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1), (2)

Mr. Coskey	8,669,035	(3)	32.3%
Mr. Pagano	43,578	(4)	*
Mr. Gent	316,176	(5)	1.2%
Mr. Hale	288,176	(6)	1.1%
Mr. Roussel	256,176	(7)	*
Mr. Beall	874	(8)	*
Mr. Bryant	874	(9)	*
Mr. Rennie	20,537	(10)	*
Ms. Southall	9,311	(11)	*
Mr. Raiford	50,035	(12)	*
Ms. Leedy	83,266	(13)	*

All directors and officers as a group (9 persons)	9,676,077	(14)	35.4%
________________________________________
*   Represents less than 1% of the shares of common stock outstanding.

(1)
Beneficial ownership of common stock has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power with respect to such securities, has the right to acquire beneficial ownership within 60 days, or acquires such securities with the purpose or effect of changing or influencing the control of ENGlobal.

(2)	Based on 26,813,332 shares issued and outstanding on March 31, 2012.
(3)
Includes 8,668,935 shares of common stock held in the name of Alliance 2000, Ltd., whose general partner is jointly owned by Mr. Coskey and his spouse.  Mr. Coskey has shared power to vote and dispose of such shares.

(4)
Does not include 20,162 unvested shares of restricted stock which were granted to Mr. Pagano in June 2010 which will vest in two additional equal installments on December 31, 2012 and December 31, 2013.  Does not include 17,149 unvested shares of restricted stock which were granted to Mr. Pagano in June 2011 which will vest in three additional equal installments on December 31, 2012, December 31, 2013 and December 31, 2014.

(5)
Includes options held by Mr. Gent to acquire an aggregate 210,000 shares of common stock that are exercisable on or within 60 days of March 31, 2012.  Does not include 6,097 unvested shares of restricted stock which were granted in June 2011 and will vest in June 2012.

(6)
Includes options held by Mr. Hale to acquire an aggregate 150,000 shares of common stock that are exercisable on or within 60 days of March 31, 2012.  Does not include 6,097 unvested shares of restricted stock which were granted in June 2011 and will vest in June 2012.

(7)
Includes options held by Mr. Roussel to acquire an aggregate 190,000 shares of common stock that are exercisable on or within 60 days of March 31, 2012.  Does not include 6,097 unvested shares of restricted stock which were granted in June 2011 and will vest in June 2012.

(8)
Does not include 2,623 unvested shares of restricted stock which were granted to Mr. Beall in November 2011 which will vest in three additional equal installments on December 31, 2012, December 31, 2013 and December 31, 2014.

(9)
Does not include 2,623 unvested shares of restricted stock which were granted to Mr. Bryant in November 2011 which will vest in three additional equal installments on December 31, 2012, December 31, 2013 and December 31, 2014.

(10)
Does not include 5,252 unvested shares of restricted stock which were granted to Mr. Rennie in September 2010 which will vest in two additional equal installments on December 31, 2012 and December 31, 2013.  Does not include 6,555 unvested shares of restricted stock which were granted to Mr. Rennie in November 2011 which will vest in three additional equal installments on December 31, 2012, December 31, 2013 and December 31, 2014.  Includes 300 shares of common stock directly held by Mr. Rennie’s spouse.

(11)
Does not include 3,933 unvested shares of restricted stock which were granted to Ms. Southall in November 2011 which will vest in three additional equal installments on December 31, 2012, December 31, 2013 and December 31, 2014.

(12)	Effective July 8, 2011, Mr. Raiford resigned his role as Chief Financial Officer of ENGlobal.
(13)
Effective March 2, 2012, Ms. Leedy’s employment terminated.  Includes 75,000 shares of common stock issuable upon exercise of options which were forfeited as of April 2, 2012. Does not include 9,186 unvested shares of restricted stock which were forfeited in connection with her termination.

(14)
Includes options to acquire an aggregate 550,000 shares of common stock that are exercisable on or within 60 days of March 31, 2012.  Does not include 76,588 shares of unvested restricted stock granted to our directors and executive officers.  The number of shares beneficially owned by all directors and executives as a group represents approximately 35.0% of our outstanding common stock as of March 31, 2012.

Principal Shareholders

The following table sets forth information as of March 31, 2012 about persons whom we know to be the beneficial owners of more than 5% of our issued and outstanding common stock based solely on our review of the statement of beneficial ownership filed by these persons/entities with the SEC as of the date of such filing:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1),(2)

Alliance 2000, Ltd. c/o 654 N. Sam Houston Pkwy. E. Suite 400 Houston, TX 77060-5914	8,668,935	(3)	31.8%
NGP Energy Technology Partners II, L.P. NGP ETP II, L.L.C. Energy Technology Partners, L.L.C. Philip J. Deutch c/o 1700 K Street NW, Suite 750 Washington, D.C. 20006	2,435,635	(4)	9.15%
Prescott Group Capital Management, L.L.C. Prescott Group Aggressive Small Cap, L.P. Prescott Group Aggressive Small Cap II, L.P. Phil Frohlich c/o 1924 South Utica, Suite 1120 Tulsa, Oklahoma 74104-6529	1,755,767	(5)	6.6%
________________________________________
(1)
Beneficial ownership of common stock has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power with respect to such securities, has the right to acquire beneficial ownership within 60 days, or acquires such securities with the purpose or effect of changing or influencing the control of ENGlobal.

(2)	Based on 26,695,154 shares issued and outstanding on March 31, 2012.
(3)	Alliance 2000, Ltd. (“Alliance”) is a Texas limited partnership whose general partner is jointly owned by Mr. Coskey and his spouse.
(4)
The foregoing information is based solely upon information contained in a Schedule 13G/A filed by NGP Energy Technology Partners II, L.P. (“NGP Energy Tech”), NGP ETP II, L.L.C. (“NGP GP”), Energy Technology Partners, L.L.C. (“ETP”), and Mr. Philip J. Deutch, with the SEC on February 10, 2012 with respect to holdings of common stock as of December 31, 2011.  NGP GP is the general partner of NGP Energy Tech.  ETP is the sole manager of NGP GP and Mr. Deutch is the sole member and manager of ETP. By virtue of those relationships, Mr. Deutch may direct the vote and disposition of the 2,435,635 shares of common stock held by NGP Energy Tech.

(5)
The foregoing information is based solely upon information contained in a Schedule 13G/A filed by Prescott Group Capital Management, L.L.C. (“Prescott Capital”), Prescott Group Aggressive Small Cap, L.P. (“Prescott Small Cap”), Prescott Group Aggressive Small Cap II, L.P. (“Prescott Small Cap II” and together with Prescott Small Cap, the “Small Cap Funds”) and Mr. Phil Frohlich, the principal of Prescott Capital, with the SEC on February 7, 2012 with respect to holdings of common stock as of December 31, 2011. Prescott Capital serves as the general partner of the Small Cap Funds and may direct the Small Cap Funds, the general partners of Prescott Group Aggressive Small Cap Master Fund, G.P. (“Prescott Master Fund”), to direct the vote and disposition of the 1,755,767 shares of common stock held by Prescott Master Fund. As the principal of Prescott Capital, Mr. Frohlich may direct the vote and disposition of the 1,755,767 shares of common stock held by Prescott Master Fund.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, executive officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in that ownership to the SEC.  The SEC has designated specific due dates for such reports and ENGlobal must identify in this Proxy Statement those persons who did not file such reports when due.

Based solely upon a review of Forms 3 and 4 and any amendments thereto furnished to ENGlobal during our fiscal year ended December 31, 2011, and Forms 5 and any amendments thereto furnished to ENGlobal with respect to the same fiscal year, we believe that our directors, officers, and greater than 10% beneficial owners timely filed all required Section 16 reports, except that Messrs. Beall, Pagano, and Rennie were late filing Form 4s reporting a restricted stock grant made on November 7, 2011 and Mr. Bryant was late filing a Form 4 reporting a restricted stock grant made on November 7, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board has adopted a policy requiring that all transactions between the Company and its officers, directors, principal shareholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties and that any such transactions be approved by a majority of the disinterested members of the Board.  Pursuant to such policy, the Company’s Audit Committee is responsible for the review and assessment of all related party transactions.

The Company leases approximately 1,400 square feet of residential space in Charlestown, Massachusetts from a limited liability company owned one-half by Michael H. Lee, the Company’s former Executive Vice President of Field Solutions, and Michael G. Bryant, the Company’s Executive Vice President of Field Solutions.  Messrs. Lee and Bryant own less than 1% of the Company’s common stock.  Upon its review of comparable lease rates in the area, the Company’s Audit Committee believed that this lease was at a commercially reasonable rental rate.  ENGlobal assumed the lease when it acquired WRC Corporation, a Colorado corporation, in May 2006.

EXECUTIVE OFFICERS

Set forth below is a brief description of the business experience of each of our executive officers, except Mr. Pagano, whose biography is listed above.

Named Executive Officer:	John R. Beall
Position:	Chief Financial Officer and Treasurer
Age:	49
Present positions and offices with the Company, principal occupations during the past five years:

Mr. Beall has served as Chief Financial Officer of ENGlobal since November 2011 and served as interim Chief Financial Officer from June 2011 to November 2011.  From April 2009 to May 2011, Mr. Beall was Chief Financial Officer at Quantapoint, Inc., a 3D imaging technology company, and from January 2007 to April 2009, he was Vice President and Manager at PNC Financial Services.  He has held other senior financial positions in the banking and energy sectors, including J. Ray McDermott, S.A., a subsidiary of McDermott International, Inc. (NYSE:MDR) (formerly Offshore Pipelines, Inc. (OPI)), and

ConocoPhillips (NYSE: COP).  Mr. Beall holds a Master of Business Administration in Finance from Southern Methodist University Cox School of Business and a Bachelor of Business Administration in Marketing from Baylor University.
Named Executive Officer:	Michael G. Bryant
Position:	Executive Vice President, Field Solutions
Age:	56
Present positions and offices with the Company, principal occupations during the past five years:

Mr. Bryant was appointed Executive Vice President of the Field Solutions segment in November 2011.  He served as Senior Vice President of the segment from June 2010 until November 2011. Mr. Bryant joined an ENGlobal predecessor company in 1994 as a Senior Right of Way Agent and, from 1994 to 1998, served as a regional Business Director and later, Vice President. He is responsible for all Field Solutions activities, including the Land and Inspection divisions.  Mr. Bryant is an active member of the International Right of Way Association (IRWA) and holds a Bachelor of Science degree and a Master of Education Degree from the University of Oklahoma.

Named Executive Officer:	Cynthia L. Southall
Position:	Senior Vice President, Business Development
Age:	54
Present positions and offices with the Company, principal occupations during the past five years:

Ms. Southall was appointed Senior Vice President – Business Development in November 2011 and served as interim Senior Vice President for Business Development from April 2011 to August 2011. Prior to joining ENGlobal in November 2007 as Vice President, Business Development – Automation, Ms. Southall served as Vice President of Operations at Andon Specialties, a manufacturers’ representative and industrial distribution company, from July 2004 to November 2007 and from September 1991 to February 2003 as Account Manager at Honeywell, a technology and services company, where she focused on domestic and international sales to oil and gas customers and large EPC firms. Cindy is an active member of the Houston Gas Processors Association, the Instrument Society of America, and the Women’s Energy Network.

Named Executive Officer:	Timothy P. Rennie, P.E.
Position:	Executive Vice President, Engineering & Construction
Age:	52
Present positions and offices with the Company, principal occupations during the past five years:

Mr. Rennie was appointed Executive Vice President of the Company’s Engineering & Construction segment in January 2011. He joined ENGlobal in September 2010 as Senior Vice President, Gulf Coast Operations (Engineering), with responsibility for both the Engineering & Construction operations and the In-Plant business. Prior to joining ENGlobal, Mr. Rennie worked at WorleyParsons (ASX:WOR) from December 2005 to September 2010 as Vice President-Operations (Denver/Phoenix Region), Vice President-Strategy-U.S. & Latin America/Caribbean, and Manager-Global Execution Strategies.  During his career, Mr. Rennie has also held management and engineering roles at M.W. Kellogg (nka KBR, Inc. (formerly Kellogg Brown & Root)), a construction and fabrication company, and Union Carbide Corporation, a chemical and polymers company. He graduated summa cum laude with an M.S. in Engineering Management from Marshall University and cum laude with a B.S. Mechanical Engineering from West Virginia University. He is a Registered Professional Engineer and a certified Project Management Professional.   Mr. Rennie is an active member in the American Society of Mechanical Engineers, the Project Management Institute, the Construction Industry Institute Board of

Advisors, the Advisory Board of the SPAR International Conference on 3D Imaging Technology, and was the Contractor Keynote Speaker at the 2012 Process Industry Practices annual conference.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

This Compensation Discussion & Analysis generally describes the development and current composition of our executive and director compensation programs and policies, and discusses the philosophy and principles underlying those policies and programs. It also gives greater context to the data presented in the tables and narratives that follow. This discussion should be read in conjunction with such tables, which follow this Compensation Discussion & Analysis.

What is our executive compensation program designed to reward?

Our executive compensation program is designed to reward individual performance and to achieve strategic business objectives that are aimed at growing our business and aligning the long-term interests of our executives and shareholders. Specifically, as our production and profits increase, so does executive compensation. Conversely, if production and profits decrease, executive compensation may be less generous.

What are the elements and objectives of our executive compensation program?

Our compensation program for executives consists of base salary, annual incentive awards, long-term incentive awards, and termination and change-in-control arrangements. Using these elements, the Compensation Committee has designed our compensation program to prudently use our resources while meeting the following objectives:

•	attract and retain the talent that we believe is required to successfully execute our business strategy;
•	align the interests of our executives with the interests of our shareholders;
•
reinforce expectations of leadership and achievement, consistent with our values and our vision to be the best positioned, most trusted choice for engineering and professional services in the energy sector; and

•	provide a strong incentive to our executives to achieve their potential and our goals and long-term success.

How are executive compensation amounts determined?

In determining target compensation levels for each executive, the Compensation Committee considers:

•	total compensation amounts;
•	market data;
•	individual performance;
•	corporate performance;
•	compensation history; and
•	internal equity.

None of these factors are weighted, but are considered together.

Total Compensation Amounts

In determining the individual compensation for ENGlobal’s executives, the Compensation Committee considers the total compensation to be awarded to each executive (base salary, annual incentive awards, long-term incentive awards, and termination and change-in-control arrangements) and may exercise discretion in determining the portion allocated to the various components of total compensation.  ENGlobal believes that the focus on total compensation provides the ability to align pay decisions with our short- and long-term business needs.  This approach also allows for the flexibility needed to recognize differences in performance by providing differentiated pay.  The Compensation Committee collects reliable and comparable market information obtained from publicly available filings of similar companies with the SEC.  Market data is analyzed and valued in its totality, and no one element is considered in isolation.

Market Data

Market data is a key consideration for the Compensation Committee. The Compensation Committee considers this data for general market movement and trends and the positioning of our executives relative to the market. The Compensation Committee reviewed and considered market data for a peer group composed of six other engineering and construction companies (Furmanite Corporation, Michael Baker Corporation, Matrix Service Company, TetraTech, Inc., Willbros Group, and VSE Corporation). These companies were selected primarily because they are representative of the sector in which we operate with respect to each company’s relative leadership position in our sector, its relative size as measured by market capitalization, the relative complexity of the business, and the CEO’s role and responsibilities.

Market data for target total direct compensation (base salary, targeted annual incentive and expected value of long-term incentive awards) is developed to provide a broad market view. Each executive’s position relative to the market data is reflective of his experience (both with us and with other companies) and the other factors described below.

Individual Performance

The Compensation Committee also considers individual performance, including achievement of individualized goals, current and potential impact on corporate performance, reputation, skills, experience, criticality and demonstration of our values as important factors. Our values are to:

•	act with absolute integrity;
•	provide superb service to our customers;
•	collaborate with, support and respect our employees;
•	embrace the entrepreneurial spirit;
•	encourage a passion for excellence in everything we do; and
•	operate in a safe and responsible manner.

The format used for our executives’ annual performance evaluations is the same as for all employees (except our Chief Executive Officer). See “What is the role of our executives in the compensation process?”

Corporate Performance

Significant portions of our annual incentive awards and long-term incentive awards are tied to corporate and operational results, which must be measured to determine the level of payout.  See “Why do we choose to pay each element?” below.

Compensation Consultant

In fiscal 2012, the Compensation Committee did not retain a compensation consultant.  The Compensation Committee determined that its collection of reliable and comparable market data obtained from publicly available SEC filings of similar companies was sufficient information to determine appropriate compensation for its executives, including general market movement and trends and the positioning of our executives relative to the market.

Compensation History

In determining an executive’s compensation, the Compensation Committee considers the base salary and prior years’ incentive payouts.  The Compensation Committee also considers each executive’s equity holdings, including the date of any grants, the types of awards (stock options or cash), the vesting provisions, the expiration dates, the exercise prices, and the number of shares granted.  The Compensation Committee reviews these historical awards in order to allocate an appropriate portion of executive compensation to retention value.

Internal Equity

The Compensation Committee believes that the success of a company depends to a large extent on honest and ethical leadership and teamwork.  Consequently, compensation among senior executives is roughly equivalent.  However, some differences in levels of compensation among our executives exist because of differences in their roles and responsibilities and in the factors discussed above.  The Compensation Committee does not use formulas in determining base compensation amounts, but is mindful of internal equity and the impact of perceived fairness related to its decisions.  Bonuses for senior executives are based on a formula tied to increases in earnings per share.

How does each element and our decisions regarding that element fit into our compensation program’s objectives and affect other elements?

The Compensation Committee believes that in order to achieve our compensation program’s objectives, a significant portion of executive compensation should be composed of variable, at risk elements, with the majority of these elements being based on alignment with our shareholders and achievement of our long-term success.  Base salaries attract and retain the talent we need to lead and grow our business.  The Compensation Committee strives for a balanced and effective mix of elements, which are not weighted in any particular manner.  We have no policies or formulas for allocating among different forms of pay.

Why do we choose to pay each element?

Base Salary

Base salary is paid in cash commensurate with the responsibilities of each individual’s position, subject to adjustment by the Compensation Committee based on its annual review of the factors discussed under “How are executive compensation amounts determined?” above.  The Compensation Committee believes the base salaries provide a competitive level of fixed compensation based on the individual’s experience and performance as well as the position’s market value.  See “Summary Compensation Table” for base salary amounts.

We did not make any adjustments to base salaries for our executive officers in 2011 other than as a result of a promotion which such executive received.  In connection with a promotion in May 2011, Mr. Bryant entered into an employment agreement with us and received a salary increase from approximately $160,000 to approximately $190,000 per annum.  In connection with his promotion in January 2011, Mr. Rennie received a salary increase from approximately $240,000 to approximately $250,000 per annum.  In order to align her salary with those of other executives of the Company, Ms. Southall received a salary increase from $143,000 to $175,000 in March 2011. In connection with their promotions in November 2011, Mr. Bryant and Ms. Southall received salary increases from approximately $190,000 to approximately $215,010 per annum (in the case of Mr. Bryant) and from approximately $175,000 to approximately $190,000 per annum (in the case of Ms. Southall).

Short-term Incentive Plan

ENGlobal adopted a Short-term Incentive Plan as of January 1, 2011 (the “STI Plan”) for its executive management team, general managers, vice presidents, and certain other key corporate and business development employees.  The purpose of the STI Plan is to encourage superior performance on key corporate and employee metrics that are critical to our business.  Under the STI Plan, bonus awards are based on achievement of metrics established by the Compensation Committee or our Chief Executive Officer.

We believe it is important to reward exceptional performance that leads to achievement of financial, Company and individual goals.  The STI Plan measures personal Key Performance Indicators (“KPI’s”) to ensure a direct link between our reward system and Company performance and shareholder return.  KPI’s must align with annual financial targets and strategic goals and are determined individually.  The actual incentive earned is determined by annual performance against KPI’s.

The STI Plan is “self-funding” and financial KPI’s are structured to encourage stretch, but achievable, financial growth and Net Operating Income performance growth.  Overall Company financial performance must be at least 90% of budget for any incentives to be paid.  Unless otherwise determined by the Compensation Committee, the maximum aggregate annual bonuses payable under the STI Plan cannot exceed 15% of consolidated pre-tax net income after consideration of the bonus expense.

Each participant’s Target Incentive (“Target”) is based on specific company KPI’s established during the annual strategic planning and budgeting process.  Targets are comprised of Overall Company Financial Performance, Financial Performance in Area of Responsibility and Individual Performance Goals and a KPI Score, weighted appropriately to impact results. KPI’s include factors such as financial performance of group under management, human capital development and leadership, strategic planning, customer service / retention activities and operational improvements.  Given the critical nature of Health, Safety and Environmental (HSE), a HSE KPI is included and is based on our measures of recordable incidents, lost time due to injuries and environmental harm.

The pool available under the STI Plan is determined during the annual budgeting and forecasting process.  The Chief Executive Officer and Chief Financial Officer will review performance against budget and forecasts at the end of the first quarter.  The Chief Executive Officer will determine whether any matters identified require an amendment to the financial measures adopted for the STI Plan and may award discretionary incentives in exceptional circumstances when financial targets have not been met, subject to the approval of the Compensation Committee.

The Company was not profitable during 2011; therefore it did not make any payments under the STI Plan to the individuals named in the Summary Compensation Table below.

Long-Term Incentive Awards

Although use of long-term incentive awards is limited, such equity-based awards are available for issuance when appropriate to align our executives’ interests with those of our shareholders.  These awards are designed to retain our executives and to provide them continued motivation to achieve our long-term success.  In selecting recipients for equity grants and in determining the size of such grants, we consider various factors, including:

•	our achievements, financial performance and financial ratios, including revenues, operating income, and earnings per share;
•	Company and individual performance, both on an absolute basis in terms of growth over prior year performance, and against pre-established performance goals;
•	compensation paid by companies of comparable size in businesses similar to our business;
•	the executive’s level of responsibility; and
•	the executive’s contributions in support of our strategies.

For accounting reasons, and to limit dilution to our shareholders, the Compensation Committee has moved toward granting restricted stock awards, as a replacement for stock option grants.

The structure of our long-term incentive awards reflects the Compensation Committee’s view that the purpose of the executive’s equity compensation is to strengthen alignment with shareholders, provide incentives tied to our performance and serve as a retention vehicle. Time-based equity compensation can be retentive and creates shareholder alignment because their value of the award increases as our stock price increases.  The weighting of the long-term incentive award vehicles is reflective of the Compensation Committee’s goal to have a balanced and effective mix of cash and equity elements, which is determined on an individualized basis.

In June 2011 pursuant to his employment agreement, Mr. Pagano was granted 22,866 shares of restricted stock which vest over a four-year period, with 25% vesting each year beginning December 31, 2011.  In addition, in November 2011, Messrs. Beall, Bryant and Rennie, Ms. Southall and Ms. Leedy were granted executive retention awards of 3,497, 3,497, 8,741, 5,245 and 5,245 shares of restricted stock, respectively, with 25% vesting each year beginning December 31, 2011.

Employment Agreements; Termination and Change-in-Control Arrangements

As of December 31, 2011, Messrs. Coskey, Pagano and Bryant and Ms. Leedy were each a party to a written employment agreement (the “Employment Agreements”) with ENGlobal.  Ms. Leedy’s employment with the Company terminated on March 2, 2012.  The Employment Agreements provide for an annual base salary, subject to discretionary increases by the Board, and other compensation in the form of cash bonuses, incentive compensation, stock options, stock appreciation rights, and restricted stock awards.  Additionally, the executives receive health, life, and other insurance benefits in accordance with the terms of the Company’s benefit plans, and the Company provides management level support services and reimbursement for specified business expenses.

The Employment Agreements provide for severance payments and benefits in the case of termination of employment. If employment ends because of death, the Company will pay any accrued but unpaid salary, additional compensation, and other benefits earned up to that date. In the case of a physical or mental disability that prevents the executive from performing his services under the Employment Agreement for a period of three months, in the case of Mr. Bryant and Ms. Leedy, or six months, in the case of Mr. Coskey and Mr. Pagano, the Company may terminate the executive’s employment.  If the Company terminates an executive’s employment in such cases of disability, the Employment Agreements provide that the Company will continue to pay the executive his full salary and benefits for the six months following the date of termination. At the Company’s option, severance payments consisting of 50% of the monthly amount of the executive’s base salary, and in the case of Mr. Pagano, 100% of the monthly amount of his base salary, and full benefits may be extended for an additional six-month period.

If the Company terminates an executive’s employment for “cause,” as defined in the Employment Agreements, the Company will pay any accrued but unpaid salary, additional compensation, and other benefits earned up to the effective date of termination.  If the Company terminates an executive’s employment without “cause,” the Employment Agreement provides that the Company will continue to pay the executive his full salary and benefits for the six months following the date of termination (the “Initial Severance Period”). At the Company’s option, severance payments consisting of 50% of the monthly amount of the executive’s base salary, and in the case of Mr. Pagano, 100%  of the monthly amount of his base salary, and full benefits may be extended for an additional six-month period following the Initial Severance Period.  Pursuant to his Employment Agreement, if Mr. Pagano is terminated without cause on or before the 365th day after a Company change of control event, as defined in the then current equity incentive plan, then the Initial Severance Period, during which the Company shall continue to pay Mr. Pagano his salary and benefits, will be increased from six months to one year.  See “Executive Compensation Tables—Severance.”

The Employment Agreements include a covenant not to compete following termination of employment for a period of up to one year as well as confidentiality provisions as are customary in nature and scope, for such agreements.

The terms of the Employment Agreements were set through the course of arms-length negotiations with the executives.  As part of these negotiations, the Compensation Committee analyzed the terms of the same or similar arrangements for comparable executives employed by some of the companies in our peer group. The Compensation Committee used this approach in setting the amounts payable and the triggering events under the Employment Agreements.  The Employment Agreements’ termination of employment provisions were entered into in order to address competitive concerns by providing the executives with a fixed amount of compensation that would offset the potential risk of foregoing other opportunities.  At the time of entering into the Employment Agreements, the Compensation Committee considered ENGlobal’s aggregate potential obligations in the context of retaining the executive and his expected compensation.

Executive Perquisites

In addition to the compensation and benefits programs described above, executive officers receive certain limited perquisites and other benefits. These include Company-paid benefits for medical, dental, life, short-term disability, and long-term disability insurances, personal leave benefits, reimbursement for an annual physical exam, and Company matching contributions to the ENGlobal Corporation 401(k) Plan, as amended.  These perquisites and other benefits are provided to assure competitiveness and provide an additional retention incentive for these named executives. The costs associated with providing these additional benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table.

Other Compensation

From time to time, we make available to employees and executives certain other fringe benefits. We may provide club memberships, tickets to sporting or cultural events, tickets to community events, etc.  To the extent that such items are taxable to the individual, they are considered to be part of the individual’s compensation package.  The costs associated with providing these additional benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table.

Clawback Policy – Recovery and Adjustments to Cash and Equity Awards

The only Clawback Policy adopted by the Company is the one now mandated by Section 304 of the Sarbanes-Oxley Act, which is applicable only to financial restatements resulting from misconduct and is limited to incentive-based compensation awarded in the year following the first improper filing.  Section 954 of the Dodd-Frank Wall Street Reform and Customer Protection Act of 2010 mandates adoption of a clawback policy with regard to incentive-based compensation, but federal regulators have not yet implemented certain requirements for these rules to take effect. We continue to track the progress of these rules, and will adopt, as applicable, a clawback policy subsequent to finalization of the regulations.

What is the role of our executives in the compensation process?

Our Chief Executive Officer has access to the internal and external compensation information described above, including each executive’s annual performance review.  A performance evaluation is completed for each named executive officer other than the Chief Executive Officer and Chairman. This evaluation covers performance against their specific operational goals and objectives as established for each during the first quarter of each fiscal year, as well as their performance against key Company management behaviors and values.

Based on this evaluation, our Chief Executive Officer makes recommendations, which are developed and presented to the Compensation Committee for review and consideration for approval.  The Compensation Committee is comprised of all of the non-employee directors; each of whom is able to provide his views on performance and compensation.  The Compensation Committee has not historically engaged or retained any outside advisors or consultants with respect to executive or director compensation.

What are our equity and security ownership requirements?

We encourage, but do not require, stock ownership by executives through the use of equity awards. We strive to ensure management’s interests are aligned with shareholders’ interests to support long-term value creation through the Plan, which is designed to support long-term value creation.  To that end, we grant equity awards to vest over multi-year periods of service to encourage our Named Executive Officers to focus on long-term performance.

When are awards granted and base salaries approved?

Each year, the Compensation Committee approves our executives’ base salaries, payout of annual incentive awards for the prior year, and annual and long-term incentive awards for the current year at its first regular quarterly meeting (generally in March or April). Any awards for newly hired executives are granted at the next regularly scheduled Committee meeting.  Offers to executive candidates are reviewed with the Compensation Committee prior to being made. Any equity awards included in an offer are subject to the Compensation Committee’s approval.

Our executives do not have any role in establishing the timing of grants or vesting of equity awards. We do not have any program, plan or practice to time grants of equity or equity-based awards in coordination with the release of material non-public information and we do not set grant dates to new executives in coordination with the release of such information. We have not timed, and do not intend to time, our release of material non-public information for the purpose of affecting the value of executive compensation.

Does the accounting and tax treatment of a particular form of compensation impact the form and design of awards?

The Compensation Committee considers tax, tax deductibility and accounting treatment of various compensation alternatives. However, these are not typically driving factors. The Compensation Committee may approve non-deductible compensation arrangements if it believes they are in the best interests of the Company and its shareholders taking into account several factors, including our ability to utilize the deduction based on projected taxable income.

Compensation Committee Report

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the SEC, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee oversees the compensation plans, policies and programs of ENGlobal on behalf of the Board. In performing its oversight function, the Compensation Committee reviewed and discussed with management the Compensation Discussion & Analysis prior to its inclusion in this Proxy Statement. Based on these reviews and discussions, the Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion & Analysis be included in this Proxy Statement.

The undersigned members of the Compensation Committee have submitted this Report to the Board.

Compensation Committee of the Board of Directors,

David C. Roussel, Chairman
David W. Gent
Randall B. Hale

April 26, 2012

Executive Compensation Tables

Summary Compensation Table

The following table sets forth information regarding compensation earned during the last three fiscal years by our Chief Executive Officer, Chief Financial Officer, former Chief Financial Officer and four next most highly compensated executive officers (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	All Other Compensation (2)	Total
		($)	($)	($)	($)	($)

Edward L. Pagano ~ President & Chief	2011	308,999	--	56,086	7,035	372,120
Executive Officer (3)	2010	209,116	25,000	74,781	8,463	317,360

John R. Beall ~ Chief Financial Officer & Treasurer (4)	2011	140,518	--	7,479	68	148,065

Michael G. Bryant ~ Executive Vice President, Field Solutions (5)	2011	183,465	--	7,479	1,057	192,001

Timothy P. Rennie ~ Executive Vice President,	2011	248,224	--	18,695	1,469	268,388
Engineering & Construction (6)	2010	72,805	10,000	18,695	--	101,500

Cynthia L. Southall ~ Senior Vice President, Business Development (7)	2011	171,911	--	11,218	101	183,230

Robert W. Raiford ~ Former Chief Financial	2011	144,846	--	--	49,445(8)	144,846
Officer (8)	2010	269,000	--	--	10,400	279,400
	2009	260,000	--	--	21,859	281,859

Rochelle D. Leedy ~ Former Executive Vice	2011	208,072	--	11,218	6,893	226,183
President, Automation (9)	2010	200,000	--	18,695	7,569	226,264
	2009	--	--	--	--	--
________________________________________

(1)
This column shows the grant date fair value of equity awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718).  Values for awards subject to performance conditions are computed based upon the probable outcome of the performance condition as of the grant date.  For a description of certain assumptions made in the valuation of stock awards, see Note 13 to the Company’s audited consolidated financial statements, included in the Company’s Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on April 12, 2012.

(2)
Consists of benefits relating to the Executive Benefits Policy, including medical, dental, life, short-term disability, and long-term disability insurances.  Also includes 401(k) matching contributions, personal leave benefits and reimbursements for the executive’s annual physical exam.

(3)
Mr. Pagano joined ENGlobal on May 3, 2010.  His Employment Agreement, as described in Compensation Discussion & Analysis, provides for a base salary of $300,000, an annual bonus with a target of 60% of his base salary, a $25,000 sign-on bonus, and certain equity incentives. Mr. Pagano did not receive an annual bonus payment in 2011 or 2010.  See “Compensation Discussion & Analysis – Short-term Incentive Plan” above.

(4)
Mr. Beall was appointed Chief Financial Officer of ENGlobal on November 1, 2011 and served as interim Chief Financial Officer from June 2011 to November 2011.  Mr. Beall did not receive an annual bonus payment in 2011.   See “Compensation Discussion & Analysis – Short-term Incentive Plan” above.

(5)
Mr. Bryant was appointed Executive Vice President ~ Field Solutions on November 1, 2011. His Employment Agreement, as described in Compensation Discussion & Analysis, provides for a base salary of $160,000, an annual bonus in the discretion of the Board. Mr. Bryant did not receive an annual bonus payment in 2010 or 2011.   In connection with his promotion in November 2011, his base salary was increased to $215,000.  See “Compensation Discussion & Analysis – Short-term Incentive Plan” above.

(6)
Mr. Rennie became the Executive Vice President of ENGlobal’s Engineering & Construction business segment on January 1, 2011.  He received a $10,000 sign-on bonus when he joined ENGlobal in September 2010 as the Senior Vice President, Gulf Coast Operations.  Mr. Rennie did not receive an annual bonus payment in 2010 and 2011.  See “Compensation Discussion & Analysis – Short-term Incentive Plan” above.

(7)
In connection with a restructuring of our executive management team, Ms. Southall became the Senior Vice President – Business Development on November 1, 2011.  Ms. Southall did not receive an annual bonus payment in 2011.  See “Compensation Discussion & Analysis – Short-term Incentive Plan” above.

(8)
Mr. Raiford resigned in July 2011.  Subsequently, Mr. Raiford received $45,850 of accrued amounts owed to him for paid time-off and holidays during 2011 and he was not paid a severance upon his termination.  Also includes $2,978 received pursuant to the Executive Benefits Policy and $618 for his phone allowance.

(9)	Ms. Leedy’s employment terminated in March 2012 and she was not paid a severance upon her termination.

Grants of Plan-Based Awards

The following table sets forth information regarding each grant of an equity-based award during 2011 to the Named Executive Officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1)	Exercise or Base Price of Awards ($/Sh)	Grant Date Fair Value of Stock Awards (2)

Mr. Pagano	June 16, 2011	22,866	$3.28	$56,086
Mr. Beall	November 7, 2011	3,497	$2.86	$7,479
Mr. Bryant	November 7, 2011	3,497	$2.86	$7,479
Ms. Southall	November 7, 2011	5,245	$2.86	$11,218
Mr. Rennie	November 7, 2011	8,741	$2.86	$18,695
Mr. Raiford	--	--	--	--
Ms. Leedy (3)	November 7, 2011	5,245	$2.86	$11,218
________________________________________
(1)	The shares were granted under the Plan, and vest over a four-year period with 25% vesting each year beginning December 31, 2011.
(2)
Reflects the full grant date fair value of the equity awards computed in accordance with applicable accounting guidance.  For a description of certain assumptions made in the valuation of stock awards, see Note 13 to the Company’s audited consolidated financial statements, included in the Company’s Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on April 12, 2012 and see “Summary Compensation Table” above.

(3)	Ms. Leedy’s employment terminated in March 2012. Includes 3,934 unvested shares that were forfeited upon her termination.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information as of December 31, 2011, regarding outstanding equity awards held by the Named Executive Officers.  On December 30, 2011, the closing price on NASDAQ for the Company’s common stock was $2.11 per share.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Un- exercisable	Option Exercise Price	Option Expiration Date	Number of Shares That Have Not Vested	Market Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested
Mr. Pagano	--	--	--	--	20,161(1)	$42,542	--	--
					17,148(2)	$36,187
Mr. Beall	--	--	--	--	2,623(3)	$5,535	--	--
Mr. Bryant					2,623(3)	$5,535	--	--
Mr. Rennie	--	--	--	--	5,252(4)	$11,082	--	--
					6,555(3)	$13,831
Ms. Southall	--	--	--	--	3,933(3)	$8,299	--	--
Mr. Raiford	--	--	--	--	--	--	--	--
Ms. Leedy	75,000	--	$2.50	April 2, 2012(5)	5,252(5) 3,933(5)	$11,082 $8,299	--	--
________________________________________

(1)	The shares were granted under the Plan in June 2010, and vest over a four-year period with 25% vesting each year beginning December 31, 2010.
(2)	The shares were granted under the Plan in June 2011, and vest over a four-year period with 25% vesting each year beginning December 31, 2011.
(3)	The shares were granted under the Plan in November 2011, and vest over a four-year period with 25% vesting each year beginning December 31, 2011.
(4)	The shares were granted under the Plan in September 2010, and vest over a four-year period with 25% vesting each year beginning December 31, 2010.
(5)	In connection with her termination in March 2012, Ms. Leedy forfeited all unexercised options and unvested shares of restricted stock.

Option Exercises and Stock Vested

The following table sets forth information regarding the number of shares of the Company’s common stock acquired upon vesting of restricted stock grants by the Named Executive Officers during 2011.  On December 30, 2011, the closing price on NASDAQ for the Company’s common stock was $2.11 per share.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Pagano	15,797	$33,332
Mr. Beall	874	$1,844
Ms. Bryant	874	$1,844
Mr. Rennie	4,811	$10,151
Ms. Southall	1,311	$2,766
Mr. Raiford	--	--
Ms. Leedy	3,937	$8,307

Severance

The following table sets forth benefits payable to the Named Executive Officers upon the occurrence of a change in control of the Company, or the termination of employment without cause, death or permanent disability of the Named Executive Officers under their employment agreements.  Information is not included for Mr. Raiford and Ms. Leedy because, as noted above, effective July 2011 and March 2012, respectively, each was no longer employed by us and neither received any severance in connection with their departure.  The information in the table is calculated as of December 31, 2011.  On December 30, 2011, the closing price on NASDAQ for the Company’s common stock was $2.11 per share.

Name	Termination without Cause	Voluntary Termination	Death	Disability	Change in Control

Mr. Pagano
Compensation:
Severance	$309,000(1)	--	--	$309,000(1)	$463,500(2)
Equity Awards	--	--	--	--	$78,722(3)
Benefits and Perquisites:
Health/Dental/Medical	$3,009	--	--	$3,009	$6,198

Mr. Beall
Compensation:
Severance	--	--	--	--	--
Equity Awards (Unvested and Accelerated)	--	--	--	--	$5,535(4)
Benefits and Perquisites:
Health/Dental/Medical	--	--	--	-	--

Name	Termination without Cause	Voluntary Termination	Death	Disability	Change in Control

Mr. Bryant
Compensation:
Severance	$161,450(5)	--	--	$161,450(5)	--
Equity Awards (Unvested and Accelerated)	--	--	--	--	$5,535(6)
Benefits and Perquisites:
Health/Dental/Medical	$899	--	--	$899	--

Mr. Rennie
Compensation:
Severance	--	--	--	--	--
Equity Awards (Unvested and Accelerated)	--	--	--	--	$24,913(7)
Benefits and Perquisites:
Health/Dental/Medical	--	--	--	--	--

Ms. Southall
Compensation:
Severance	--	--	--	--	--
Equity Awards (Unvested and Accelerated)	--	--	--	--	$8,301(8)
Benefits and Perquisites:
Health/Dental/Medical	--	--	--	--	--
________________________________________
(1)
Pursuant to his Employment Agreement, if Mr. Pagano’s employment is terminated for any reason other than (i) for “cause,” as defined in his Employment Agreement, (ii) voluntary resignation, or (iii) his death, then for a period of six months following the date of termination of employment the Company shall continue to pay Mr. Pagano his full monthly salary.  At the Company’s option, severance payments consisting of Mr. Pagano’s full monthly salary may be extended for an additional six-month period following the initial six month severance period.  Amount in table assumes base salary at December 31, 2011 and that the Company elects to extend the initial severance period for an additional six months.

(2)
Pursuant to his Employment Agreement, if Mr. Pagano is terminated without cause on or before the 365th day of a Company change of control event, as defined in the then current equity incentive plan, then the initial severance period is extended from six months to twelve months, during which the Company shall continue to pay Mr. Pagano his full salary.  The Company may additionally elect to extend the initial severance period for an additional six months, during which the Company shall continue to pay Mr. Pagano his full salary.  Amount in table assumes base salary at December 31, 2011 and that the Company elects to extend the initial severance period for an additional six months.

(3)	Includes 37,309 unvested shares of restricted stock granted to Mr. Pagano.
(4)	Includes 2,623 unvested shares of restricted stock granted to Mr. Beall.
(5)
Pursuant to his Employment Agreement, if Mr. Bryant’s employment is terminated for any reason other than (i) for “cause,” as defined in his Employment Agreement, (ii) voluntary resignation, or (iii) his death, then for a period of six months following the date of termination of employment the Company shall continue to pay Mr. Bryant his full monthly salary.  At the Company’s option, severance payments consisting of 50% of Mr. Bryant’s monthly salary may be extended for an additional six-month period following the initial six month severance period.  Amount in table assumes base salary at December 31, 2011 and that the Company elects to extend the initial severance period for an additional six months.

(6)	Includes 2,623 unvested shares of restricted stock granted to Mr. Bryant.
(7)	Includes 11,807 unvested shares of restricted stock granted to Mr. Rennie.
(8)	Includes 3,933 unvested shares of restricted stock granted to Ms. Southall.

Review of and Conclusion Regarding All Components of Executive Compensation

Based on our performance during the past several years, and in light of our executives’ efforts in directing the Company, the Compensation Committee and the Board have determined that the compensation paid to Mr. Pagano, as well as compensation paid to our other Named Executive Officers, serves the best interests of our shareholders and continues to emphasize programs that the Compensation Committee and the Board believe positively affect shareholder value.

DIRECTOR COMPENSATION

As of December 31, 2011, the following table discloses cash and equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s non-employee directors and Mr. Coskey during the last fiscal year.

Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
	($)(1)	($)(2)	($)

Mr. Coskey	--	--	$247,567(3)	$247,567
Mr. Hale	$36,000	$59,824	--	$95,824
Mr. Gent	$32,000	$59,824	--	$91,824
Mr. Roussel	$32,000	$59,824	--	$91,824
________________________________________
(1)	Amount paid in cash to non-employee directors for director compensation earned for their Board service in 2011-2012.
(2)
Represents 24,390 vested shares of restricted stock at a strike price of $3.28 granted to each director on June 16, 2011. Stock vests 25% quarterly on each of September 30, 2011, December 31, 2011, March 31, 2012, and June 30, 2012.

(3)
Includes $237,000 in salary and $5,530 in benefits received under our Executive Benefits Policy under footnote 2 to the Summary Compensation Table above paid in connection with services rendered by Mr. Coskey during 2011.

The principal objectives of our director compensation programs are to: (i) compensate for time spent on the Company’s behalf, (ii) ensure long-term retention, and (iii) align the compensation programs with long-term value to the Company’s shareholders.  We attempt to accomplish these objectives in an economical manner through a combination of reasonable director retainer fees and equity incentive grants to the directors.

Retainer Fees

Our non-employee directors, Messrs. Gent, Hale and Roussel, receive a retainer of $32,000 per year.  Non-employee directors are also eligible for reimbursement of travel and other miscellaneous expenses associated with attendance at Board and Committee meetings.  The chairman of the Audit Committee, Mr. Hale, receives an additional $4,000 per year.

The Board considers the director compensation programs to be in conformity with industry standards and to be reasonable by comparison to directors’ compensation at the comparable companies that we used for our evaluation of executive compensation.

Restricted Stock Grants

Under the Plan, non-employee directors are eligible to receive non-statutory equity grants.  In 2011, in recognition of the services provided by its Board, each non-employee director received restricted shares of the Company’s common stock, valued at $80,000 based on the fair market value of the shares on the date of grant.  The shares vest ratably and quarterly, beginning September 30, 2011.  The Company anticipates that in June 2012, non-employee directors will each receive restricted shares of the Company’s common stock valued at approximately $80,000 on the date of grant, with a quarterly vesting schedule beginning September 30, 2012, as compensation for their service to the Company during 2012-2013.  We anticipate that the shares will be granted on June 14, 2012, will vest quarterly and be fully vested on June 30, 2013.  Any unvested shares will be forfeited as of the date the non-employee director ceases to qualify as an independent director.

AUDIT MATTERS

Report of the Audit Committee

The information contained in this Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the SEC, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

In accordance with its written charter, the Audit Committee assists the Board in, among other matters, oversight of our financial reporting process, including the effectiveness of our internal accounting and financial controls and procedures, and controls over our accounting, auditing, and financial reporting practices.  A copy of the Audit Committee Charter is available on our website at www.englobal.com.

The Board has determined that all three members of the Audit Committee are “independent” based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, our system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.  Our independent registered public accounting firm is responsible for auditing the financial statements.  The Audit Committee’s responsibility is to monitor and review these processes and procedures.  The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and we are not professionals in those fields.  The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent registered public accounting firm that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

During fiscal year 2011, the Audit Committee held seven meetings.  The Audit Committee’s meetings were conducted so as to encourage communication among the members of the Audit Committee, management, and our independent registered public accounting firm, Hein & Associates, LLP.  Among other things, the Audit Committee discussed with our internal and independent auditors the overall scope and plans for ENGlobal’s audits.  The Audit Committee met separately with the independent registered public accounting firm, with and without management, to discuss the results of their examinations and their observations and recommendations regarding our internal controls.  The Audit Committee also discussed with our independent registered public accounting firm all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2011 with management and our independent registered public accounting firm.  Management’s discussions with the Audit Committee included a review of critical accounting policies.

The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between us and our registered public accounting firm that might bear on the  independence of the independent registered public accounting firm consistent with the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm communications with audit committees concerning independence  The Audit Committee discussed with the independent registered public accounting firm any relationships that may have an impact on the auditors’ objectivity and independence and satisfied itself as to the auditors’ independence.  The Audit Committee has reviewed and approved the amount of fees paid to Hein & Associates for audit and non-audit services.  The Audit Committee concluded that the provision of services by Hein & Associates is compatible with the maintenance of Hein & Associates’ independence.

At five of its meetings during 2011, the Audit Committee met with members of senior management and the independent registered public accounting firm to review the certifications provided by the Chief Executive Officer and Chief Financial Officer under the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC and the overall certification process.  At these meetings, Company officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in internal control over financial reporting.

Based on the above-mentioned review and discussions with management, and the independent registered public accounting firm, and subject to the limitations on our role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that ENGlobal’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

Audit Committee of the Board of Directors,

Randall B. Hale, Chairman
David W. Gent, P.E.
David C. Roussel

April 26, 2012

Principal Auditor Fees

The following table shows the fees paid or accrued by ENGlobal for the audit and other services provided by Hein & Associates for fiscal year 2011 and 2010.

	2011	2010

Audit Fees	$281,000	$253,300
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--
Total	$281,000	$253,300

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the Company’s independent registered public accounting firm for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by the Company’s independent registered public accounting firm that are reasonably related to the performance of the audit or review of the company’s financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by the Company’s independent registered public accounting firm for tax compliance, tax advice, and tax planning; and (iv) ”all other fees” are fees for products and services provided by the Company’s independent registered public accounting firm, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Under applicable SEC rules, except for the ability to designate a portion of this responsibility as described below, the full Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to ensure that they do not impair the auditors’ independence from ENGlobal.  The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.  The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm to ENGlobal or any of its subsidiaries, except that the Audit Committee Chairman has the right to approve up to $25,000 of services in any year. During 2011, all fees were pre-approved by the Audit Committee.

OTHER MATTERS

To the best of the knowledge, information and belief of the directors, there are no other matters which are to be acted upon at the Annual Meeting.  If such matters arise, the form of proxy provides that discretionary authority is conferred on the designated persons in the enclosed form of proxy to vote with respect to such matters.

The Company has received no notice of any other items to be submitted for consideration at the Annual Meeting and, except for reports of operations and activities by management, which are for informational purposes only and require no approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, management does not know of or contemplate any other business that will be presented for action by the shareholders at the Annual Meeting.  If any further business is properly presented at the Annual Meeting, the persons named as proxies will act in their discretion on behalf of the shareholders they represent.

SHAREHOLDER PROPOSALS FOR 2013

The 2013 Annual Meeting of Shareholders is expected to be held in June 2013.  The Company must receive by January 4, 2013 any shareholder proposal intended to be presented at the next annual meeting of shareholders for inclusion in the Company’s proxy materials.  Proposals must comply with the proxy rules relating to shareholder proposals, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended, in order to be included in our proxy materials.  Proposals should be delivered to ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060-5914, Attention: Corporate Secretary, prior to the specified deadline.

SEC rules and regulations provide that if the date of the Company’s 2013 Annual Meeting is advanced or delayed more than 30 days from the date of the 2012 Annual Meeting, shareholder proposals intended to be included in the proxy materials for the 2013 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2013 Annual Meeting.  The Company will promptly disclose such a change in a Current Report on Form 8-K, upon determination by the Company that the date of the 2013 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2012 Annual Meeting.  If you intend to present a proposal at our 2013 Annual Meeting, but you do not intend to have it included in our 2013 Proxy Statement, your proposal must be delivered to the Secretary of ENGlobal no later than March 20, 2013.

ANNUAL REPORT TO SHAREHOLDERS

We are furnishing our annual report to our shareholders over the Internet.  You may read, print and download our annual report at http://www.proxyvote.com.  You may request the annual report be sent to you by mail or email by following the instructions on the Notice of Internet Availability mailed to you on May 4, 2012.  The annual report may also be read, downloaded and printed at www.englobal.com.

APPROVAL OF THE BOARD OF DIRECTORS

The contents of this Proxy Statement have been approved by the Board of Directors, and the Board of Directors has authorized the mailing of this Proxy Statement to the shareholders of the Company.

By Order of the Board of Directors,

Natalie S. Hairston Chief Governance Officer and Secretary

Houston, Texas
April 30, 2012

AMENDMENT TO
ENGLOBAL CORPORATION
2009 EQUITY INCENTIVE PLAN

Whereas, the Board of Directors of ENGlobal Corporation has authorized the amendment of the ENGlobal Corporation 2009 Equity Incentive Plan (the “Plan”) to increase the number of Shares (as defined in the Plan) that may be issued under the Plan to 980,000 subject to shareholder approval.

Now, therefore, the Plan is hereby amended effective as of June 14, 2012 subject to shareholder approval as follows:

Section 3(a) shall be amended in its entirety as follows:

“(a)           Stock Subject to the Plan.  Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan (including Incentive Stock Options) is 980,000 Shares.  Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.  Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment.  If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan.”

A-1

PROXY CARD
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Edward L. Pagano and John R. Beall, either of them, jointly and severally, with power of substitution, to represent and to vote as designated all shares of common stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of ENGlobal Corporation, to be held at The Coronado Club, 919 Milam Street, Suite 500, Houston, Texas 77002 on Thursday, June 14, 2012 at 10:00 a.m., local time, or any adjournment thereof.

1.	Election of directors.
1.	William A. Coskey, P.E.	4.	Edward L. Pagano
2.	David W. Gent, P.E.	5.	David C. Roussel
3.	Randall B. Hale

[  ] FOR ALL                               [  ] WITHHOLD ALL                                                     [  ] FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
____________________________________

2.	Approval of an amendment to the ENGlobal 2009 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 480,000 shares to 980,000 shares.

[  ] FOR                                [  ] AGAINST                                          [  ] ABSTAIN

3.	Ratification of the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2012.

[  ] FOR                                [  ] AGAINST                                          [  ] ABSTAIN

[ ]	If you plan to attend the Annual Meeting, please check here.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES TO ENGLOBAL'S BOARD OF DIRECTORS, FOR THE APPROVAL OF AN AMENDMENT TO THE ENGLOBAL 2009 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER FROM 480,000 SHARES TO 980,000 SHARES AND FOR THE RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE INDEPENDENT AUDITORS OF ENGLOBAL FOR FISCAL YEAR 2012, AND IN THE PROXY HOLDER'S DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

Please sign exactly as name appears hereon and date. If the shares are jointly held, each holder should sign. When signing as an attorney, executor, administrator, trustee, or as an officer signing for a corporation, please give full title under signature.

____________________________________                                                                                     Date: _______________

____________________________________                                                                                     Date: _______________
Signatures of Stockholder(s)

(PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE)